UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2024

Fidelity Private Credit Company LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01645	87-2722334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Summer Street Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 563-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On November 19, 2024, Fidelity Private Credit Company LLC (the “Fund”) delivered a capital drawdown notice to unit holders relating to the sale of approximately 2.8 million Common Units of the Fund’s limited liability company interests (the “Common Units”) for an aggregate offering price of $28.0 million. The sale closed on November 20, 2024.

The sale of Common Units is being made pursuant to subscription agreements entered into by the Fund and its unit holders. Under the terms of the subscription agreements, unit holders are required to fund drawdowns to purchase Common Units up to the amount of their respective capital commitments on an as-needed basis.

The issuance of the Common Units is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D. Each purchaser of Common Units was required to represent that it is (i) an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act and (ii) was acquiring the Common Units for investment and not with a view to resell or distribute. The Fund did not engage in general solicitation or advertising and did not offer securities to the public in connection with such issuances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fidelity Private Credit Company LLC

Date: November 22, 2024	By:	/s/ Heather Bonner
Name: Heather Bonner
Title: President and Treasurer